                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 29, 2004

                            G-III Apparel Group, Ltd.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

               0-18183                             41-1590959
      (Commission File Number)          (IRS Employer Identification No.)

                               512 Seventh Avenue
                               New York, NY 10018
                    (Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (212) 403-0500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-14(c) under the
Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 29, 2004, we entered into a license agreement with Kenneth Cole
Productions (LIC), Inc. ("KCP") to manufacture, market and distribute men's and women's outerwear under the "Kenneth Cole New York" and "Reaction Kenneth Cole"
trademarks. We previously had a license agreement with KCP for these trademarks for women's outerwear that was to expire December 31, 2004. The new agreement expands our relationship with KCP from the prior agreement to include both women's and men's outerwear.

The license agreement, which is effective January 1, 2005, is for a term of four years with one four-year renewal term, subject to satisfying certain performance conditions, including achieving certain levels of net sales. The agreement provides for the payment to KCP of a license acquisition fee payable one third at signing and the remainder in equal annual installments over the term of the agreement, as well as the issuance at signing of 50,000 shares of our restricted common stock to KCP. Under the terms of the agreement, we are required to achieve minimum net sales of licensed product each year, make royalty and advertising payments to KCP based on a percentage of net sales, pay guaranteed minimum royalty and advertising payments to KCP each year and spend amounts to promote and market licensed products based on a percentage of net sales.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            G-III APPAREL GROUP LTD.

Date: December 2, 2004                      By: /s/ Wayne Miller
                                                --------------------------------
                                            Name: Wayne S. Miller
                                            Title: Chief Financial and Chief
                                                   Operating Officer